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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated July 17, 1998, on our audits of the consolidated financial statements of iVillage Inc. and Subsidiaries as of December 31, 1997 and 1996 and for the two years in the period ended December 31, 1997 and the period from July 1, 1995 (inception) to December 31, 1995. We also consent to the reference to our firm under the caption "Experts."

                                       /s/ PricewaterhouseCoopers LLP

New York, New York
December 9, 1998